UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio		44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K of The J. M. Smucker Company (the “Company”) filed March 8, 2011, effective August 16, 2011 (the “Transition Date”), Timothy P. Smucker, Chairman of the Board and Co-Chief Executive Officer of the Company, will no longer serve as a Co-Chief Executive Officer but will continue to serve as Chairman of the Board of Directors of the Company. Following the Transition Date, it is expected that Mr. Smucker will focus his efforts on corporate strategy, succession planning, serving as an ambassador of the Company with employees and other constituents, and other matters as requested by the Company’s Board of Directors.

In connection with this transition, Mr. Smucker’s base salary was reduced from $853,000 to $600,000, and, as a result of the reduction in his base salary, there was a proportionate reduction in the value of his short-term and long-term incentives, which incentives are a percentage of his then base salary.

As disclosed in our 2011 Proxy Statement filed July 7, 2011, the Company maintains The J. M. Smucker Company Top Management Supplemental Retirement Plan (the “SERP”) which provides Mr. Smucker with supplemental retirement benefits upon his cessation of service with the Company. In consideration of the services described above, for purposes of determining Mr. Smucker’s benefits under the SERP, Mr. Smucker will receive a payment under the SERP of approximately $11.4 million, which is approximately the same amount he would have received under the SERP had he retired on the Transition Date. The SERP amount will generally be paid 3 years after separation of service or no later than April 1 of the calendar year after Mr. Smucker reaches age 70 1/2. Mr. Smucker will not receive any severance benefits in connection with this transition.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2011, the Board of Directors approved and adopted amendments (the “Amendments”) to the Company’s Amended Regulations (the “Regulations”). The Amendments modify existing provisions of the Regulations relating to (i) advance notice procedures for shareholders to propose business or nominations for election of Directors to be considered at annual or special meetings of the Company, and (ii) indemnification of the Company’s directors and officers. The Amendments also fix the number of Directors of the Company at 13. The Amendments became effective on August 17, 2011.

Advance Notice of Nominations and Shareholder Proposals

The Amendments expand and modify the existing advance notice provisions contained in Article I, Section 7 of the Regulations. The Amendments require shareholders to provide notice of nominations of persons for election to the Board of Directors or other business no earlier than 120 days, nor later than 90 days, prior to the anniversary date of the prior year’s annual meeting (unless the annual meeting date is more than 30 days before or 60 days after the prior year’s annual meeting date, in which case the Amendments provide for alternative notice deadlines).

The shareholder’s notice must set forth certain information about the shareholder, including:

•	Whether the shareholder is acting in his or her own capacity or on behalf of another person or entity;

•	Any interests that the shareholder has that are not shared generally by other shareholders and that could have influenced that shareholder’s decision to bring the business before the meeting;

•	The number of shares beneficially owned by the shareholder;

•	Any options or derivative instruments owned by the shareholder that derive their value directly or indirectly by reference to the Company’s stock;

•	Any proxies or other arrangements pursuant to which the shareholder has a right to vote shares of the Company’s stock;

•	Any short interest held by the shareholder in the Company’s stock;

•	Any other interests held by the shareholder that are directly or indirectly tied to the value of the Company’s stock;

•	Any interests that the shareholder may have in any contract with the Company or with a principal competitor of the Company;

•	Any litigation between the shareholder and the Company or its affiliates; and

•	Any transactions during the past 12 months between the shareholder and the Company or a principal competitor of the Company.

The notice must also include information concerning the business to be brought before the meeting, including:

•

A brief description of the shareholder’s proposal, including the reasons for the proposal, any material interest that the shareholder has in the proposal, and any agreements or understandings between the shareholder and any other person concerning the proposal.

•

In the event that the shareholder is proposing a nominee for election as a director, the notice must include all information about that person that would be required to be included in a proxy statement under the Securities and Exchange Commission’s proxy rules and a description of all material monetary arrangements and other material relationships between the shareholder and the nominee.

•

The notice must be accompanied by the nominee’s completed Director Questionnaire, and the nominee’s representation that he or she will comply with the Company’s policies applicable to Directors and that he or she is not a party to any agreement:

•	As to how such person will vote on any matter presented to the Board of Directors that has not been disclosed to the Company; or

•	Providing any compensation, expense reimbursement or indemnification arrangements that have not been disclosed to the Company.

Article I, Section 7 provides that it will not apply to a prospective nomination as to which a notice of intent for the shareholder to receive access to the form of proxy and proxy statement of the Board of Directors of the Company is received in accordance with Rule 14a-11 of the Securities Exchange Act of 1934, as amended, to the extent, and only to the extent, it is not feasible to comply with both requirements or the effectiveness of Article I, Section 7 to such prospective nomination is as a matter of law superseded by Rule 14a-11.

Article I, Section 7 provides that compliance with its provisions will be the exclusive means for shareholders to make nominations or submit other business at the meeting (other than shareholder proposals submitted in conformity with Rule 14a-8 of the Securities Exchange Act of 1934, as amended), and provides that nothing in Article I, Section 7 will be construed to limit the rights of shareholders to request inclusion of proposals in the proxy statement pursuant to Rule 14a-8, or to limit the rights of holders or preferred stock to elect directors in accordance with the Company’s charter documents. Article I, Section 7 further provides that nothing contained in the regulations will be construed to give any shareholder a right to include a nomination or a proposal in the Company’s proxy statement.

The Amendments also extend similar advance notice requirements to proposals made in connection with special meetings of shareholders.

Indemnification of Directors and Officers

The Amendments modify the existing indemnification provisions contained in Article V of the Regulations. The Amendments continue to provide that the Company will indemnify the Directors and officers to the fullest extent permitted by law, but modify the existing arrangements to:

•	Limit the right to indemnity and expense advancement to Directors and officers of the Company;

•	Permit the Company to grant rights to indemnity and expense advancement to employees and agents of the Company to the extent authorized from time to time by the Board of Directors;

•

Clarify that a Director or officer will be entitled to be indemnified to the fullest extent permitted by the Ohio General Corporation law, as the same exists or may in the future be amended to provide broader rights to indemnification;

•

Provide that the rights to indemnification and to the advancement of expenses conferred in Article V are contract rights and such rights will continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators;

•

Clarify the categories of expenses and liabilities as to which the individual will be entitled to indemnification and provide that, except in the case of proceedings to enforce rights to indemnification, the Company will indemnify the indemnitee in connection with a proceeding initiated by the indemnitee only if authorized by the Board of Directors;

•

Provide the indemnitee with a right to bring suit against the Company if a claim with respect to indemnification or advancement of expenses has not been paid within a specified period, and provide that if the indemnitee is successful in such a lawsuit, the indemnitee will also be entitled to be paid the expense of prosecuting or defending such suit; and

•	Establish certain procedures and presumptions with respect to the indemnitee’s right to indemnification or advancement of expenses.

The Amendments to Article V also add new language tracking the standards of proof required to impose liability on Directors for breach of fiduciary duty, the limitations on Director liability for damages, and the various matters and constituencies that may be considered by Directors in the discharge of their fiduciary duties, set forth in Section 1701.59 of the Ohio Revised Code.

Fixing the Number of Directors

The Amendments also amend Article II, Section 1 of the Regulations to fix the number of Directors of the Company at 13.

The foregoing is a summary of the Amendments and is qualified in its entirety by reference to the full text of the Regulations. A copy of the Regulations is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended Regulations of The J. M. Smucker Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name:	Jeannette L. Knudsen
Title:	Vice President, General Counsel and Corporate Secretary

Date: August 19, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended Regulations of The J. M. Smucker Company